Exhibit 99.1

GRIFFON CORPORATION AND

AMES TRUE TEMPER INC.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

(dollars and shares in thousands)

On September 30, 2010, Clopay Acquisition Corp. (“Clopay Acquisition”), a Delaware corporation and a wholly-owned subsidiary of Griffon Corporation (“Griffon”), completed its acquisition of Ames True Temper, Inc. (“ATT”) from an affiliate of Castle Harlan, Inc., pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of July 19, 2010 for $542 million, on a cash-free and debt-free basis and subject to certain adjustments.  Griffon and ATT began joint operations on October 1, 2010.

On August 9, 2010, ATT purchased certain assets of West Barrows Mix Pty. Ltd. (“Westmix”) for $12.7 million.  The acquired assets included trade receivables, inventory, trade names and manufacturing assets, and ATT’s assumption of the leases to five manufacturing and distribution facilities in Australia.

The unaudited, pro forma condensed combined statements of operations for the fiscal year ended September 30, 2009 and for the nine months ended June 30, 2010 combine the historical consolidated statements of operations of Griffon, ATT and Westmix, giving effect to the acquisition as if it had occurred on October 1, 2008.  The unaudited, pro forma condensed combined balance sheet as of June 30, 2010 combines the historical consolidated balance sheets of Griffon, ATT and Westmix, giving effect to the acquisition as if it had occurred on June 30, 2010.  The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial information was based on and should be read in conjunction with the:

•                  separate historical financial statements of Griffon at and for the year ended September 30, 2009, and the related notes included in Griffon’s Annual Report on Form 10-K for the year ended September 30, 2009 and with Griffon’s Current Report on Form 8-K filed on February 4, 2010, updating the Form 10-K for the retroactive application of new accounting guidance for convertible debt;

•                  separate historical financial statements of ATT at and for the year ended October 3, 2009 and the related notes included in ATT’s Annual Report on Form 10-K for the year ended October 3, 2009;

•                  separate historical financial statements of Griffon at and for the nine months ended June 30, 2010 and the related notes included in Griffon’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010; and

•                  separate historical financial statements of ATT at and for the nine months ended July 3, 2010 and the related notes included in ATT’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2010.

For ease of reference, all pro forma financial statements are based on Griffon’s period-end date.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations would have been had the acquisition been completed as of the indicated dates.  The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.  There were no material transactions between Griffon, ATT or Westmix during the periods presented in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles (“U.S. GAAP”), which are subject to change and interpretation.  Griffon has been treated as the acquirer in the acquisition for accounting purposes.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisitions, the costs to integrate the operations of Griffon, ATT and Westmix, or the costs necessary to achieve these cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2009

				Pro Forma
	Historical			Adjustments		Pro Forma
($ in thousands)	Griffon	Ames	Westmix	(Note 5)		Combined
Revenue	$1,194,050	$452,191	$13,283	$—		$1,659,524
Cost of goods and services	936,927	325,919	9,080	(2,680)	a	1,269,246
Gross profit	257,123	126,272	4,203	2,680		390,278

Selling, general and administrative expenses	230,736	85,163	2,194	(2,322)	b	315,771
Impairment	—	2,490	—	—		2,490
Loss (gain) on disposal of fixed assets	—	1,389	—	—		1,389
Restructuring and other related charges	1,240	2,126	—	—		3,366
Total operating expenses	231,976	91,168	2,194	(2,322)		323,016

Income from operations	25,147	35,104	2,009	5,002		67,262

Other income (expense)
Interest expense	(11,552)	(29,708)	(147)	(4,293)	c	(45,700)
Gain (loss) from debt extinguishment, net	4,488	—	—	—		4,488
Other, net	1,522	524	—	2,282	d	4,328
Total other income (expense)	(5,542)	(29,184)	(147)	(2,011)		(36,884)

Income before taxes	19,605	5,920	1,862	2,991		30,378
Provision for income taxes	1,687	1,363	475	1,933	e	5,458
Income from continuing operations	17,918	4,557	1,387	1,058		24,920

Discontinued Operations:
Income from operations of the discontinued Installation Services Business	1,230	—	—	—		1,230
Provision for income taxes	440	—	—	—		440
Income from discontinued operations	790	—	—	—		790
Net income	$18,708	$4,557	$1,387	$1,058		$25,710

Basic earnings per common share
Income from continuing operations	$0.31					$0.42
Income from discontinued operations	0.01					0.01
Net income	0.32					0.44
Weighted average shares outstanding	58,699					58,699

Diluted earnings per common share
Income from continuing operations	$0.30					$0.42
Income from discontinued operations	0.01					0.01
Net income	0.32					0.44
Weighted average shares outstanding	59,002					59,002

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2010

				Pro Forma
	Historical			Adjustments		Pro Forma
($ in thousands)	Griffon	Ames	Westmix	(Note 5)		Combined
Revenue	$946,160	$349,138	$12,866	$—		$1,308,164
Cost of goods and services	732,454	237,619	8,373	(1,245)	a	977,201
Gross profit	213,706	111,519	4,493	1,245		330,963

Selling, general and administrative expenses	187,666	63,665	2,384	(1,165)	b	252,550
Impairment	—	304	—	—		304
Loss (gain) on disposal of fixed assets	—	(29)	—	—		(29)
Restructuring and other related charges	3,720	1,714	—	—		5,434
Total operating expenses	191,386	65,654	2,384	(1,165)		258,259

Income from operations	22,320	45,865	2,109	2,410		72,704

Other income (expense)
Interest expense	(10,124)	(20,112)	(108)	(5,391)	c	(35,735)
Gain (loss) from debt extinguishment, net	(6)	—	—	—		(6)
Other, net	633	(1,102)	—	585	d	116
Total other income (expense)	(9,497)	(21,214)	(108)	(4,806)		(35,625)

Income before taxes	12,823	24,651	2,001	(2,396)		37,079
Provision for income taxes	1,620	6,993	640	856	e	10,110
Income from continuing operations	11,203	17,658	1,361	(3,252)		26,969

Discontinued Operations:
Income from operations of the discontinued Installation Services Business	143	—	—	—		143
Provision for income taxes	54	—	—	—		54
Income from discontinued operations	89	—	—	—		89
Net income	$11,292	$17,658	$1,361	$(3,252)		$27,058

Basic earnings per common share
Income from continuing operations	$0.19					$0.46
Income from discontinued operations	0.00					0.00
Net income	0. 19					0.46
Weighted average shares outstanding	58,944					58,944

Diluted earnings per common share
Income from continuing operations	$0.19					$0.45
Income from discontinued operations	0.00					0.00
Net income	0.19					0.45
Weighted average shares outstanding	59,897					59,897

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

AS OF JUNE 30, 2010

Griffon Corporation Pro Forma Consolidated Financial Statements

	As of June 30, 2010
				Pro Forma
	Historical			Adjustments		Pro Forma
($ in thousands)	Griffon	Ames	Westmix	(Note 5)		Combined
CURRENT ASSETS
Cash and equivalents	$351,633	$30,435	$—	$(197,935)	f	$184,133
Accounts receivable, net of allowances	176,928	58,544	2,359	—		237,831
Contract costs and recognized income not yet billed, net of progress payments	62,719	—	—	—		62,719
Inventories, net	147,278	103,085	3,220	15,152	g	268,735
Prepaid and other current assets	36,328	7,429	2,952	—		46,709
Assets of discontinued operations	1,568	—	—	—		1,568
Total Current Assets	776,454	199,493	8,531	(182,783)		801,695

PROPERTY, PLANT AND EQUIPMENT, net	226,941	39,250	759	33,214	h	300,164
GOODWILL	89,983	57,835	—	216,999	i	364,817
INTANGIBLE ASSETS, net	28,033	52,620	—	150,670	j	231,323
OTHER ASSETS	20,039	5,731	380	13,193	k	39,343
ASSETS OF DISCONTINUED OPERATIONS	5,132	—	—	—		5,132
Total Assets	$1,146,582	$354,929	$9,670	$231,293		$1,742,474

CURRENT LIABILITIES
Notes payable and current portion of long-term debt	$51,892	$103	$172	$18,475	l	$70,642
Accounts payable	134,923	29,227	511	—		164,661
Accrued liabilities	65,009	37,824	1,241	—		104,074
Liabilities of discontinued operations	4,568	—	—	—		4,568
Total Current Liabilities	256,392	67,154	1,924	18,475		343,945

LONG-TERM DEBT, net of debt discounts	123,874	299,931	—	64,094	m	487,899
OTHER LIABILITIES	70,906	81,290	24	63,000	n	215,220
LIABILITIES OF DISCONTINUED OPERATIONS	7,807	—	—	—		7,807
Total Liabilities	458,979	448,375	1,948	145,569		1,054,871

SHAREHOLDERS’ EQUITY
Total Shareholders’ Equity (Deficit)	687,603	(93,446)	7,722	85,724	o	687,603
Total Liabilities and Shareholders’ Equity	$1,146,582	$354,929	$9,670	$231,293		$1,742,474

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.  Description of Transactions

On September 30, 2010, Clopay Acquisition completed its acquisition of ATT, a global provider of non-powered landscaping products that make work easier for homeowners and professionals, from an affiliate of Castle Harlan, Inc., pursuant to the Purchase Agreement.  The consideration for the acquisition was $542 million in cash, on a cash and debt-free basis, subject to certain adjustments.  The terms of the Purchase Agreement were previously described in Griffon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2010 (the “Original 8-K”) and such description of the Purchase Agreement is incorporated herein by reference.  Such description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to the Original 8-K.

On August 9, 2010, ATT completed its acquisition of certain assets of Westmix, an Australia-based manufacturer and leading supplier of quality products for the hardware industry, for $12.7 million.  The acquired assets include trade receivables, inventory, trade names and manufacturing assets and ATT’s assumption of leases to five manufacturing and distribution facilities in Australia.

2.   Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of Griffon, ATT and Westmix.  All pro forma financial statements use Griffon’s period-end date.

The unaudited pro forma condensed combined financial information was prepared under existing U.S. GAAP, which is subject to change and interpretation.

The acquisition method of accounting under U.S. GAAP requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values at the acquisition date.  Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability.  Fair value measurements for an asset assume the highest and best use by these market participants.  Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of Griffon.  Financial statements and reported results of operations of Griffon for periods following completion of the acquisition will reflect these values, and the related depreciation and amortization thereof, but will not be retroactively restated to reflect the historical financial position or results of operations of ATT or Westmix for periods prior to the acquisition.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the acquired company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.  The unaudited pro forma condensed combined financial statements do not reflect acquisition-related transaction costs incurred by Griffon, ATT or Westmix.  The unaudited pro forma condensed combined financial statements reflect no restructuring and integration charges that may be incurred in connection with the acquisition.

Certain immaterial reclasses were made to the overall presentation of the ATT financial statements to conform to Griffon’s presentation.

3.   Accounting Policies

Griffon has not identified any differences in accounting policies that would have a material impact on the combined financial statements except as detailed below.

4.   Assets Acquired and Liabilities Assumed

The estimated assets acquired and the liabilities assumed by Griffon in the acquisition of ATT, reconciled to the consideration transferred, are provided below:

As of
(in thousands)	June 30, 2010

Book value of net assets acquired	$175,772
Adjustment for elimination of goodwill and intangibles	(110,455)
Adjusted book value of net assets acquired	65,317
Adjustments to:
Inventories	15,152
Property, plant and equipment	33,214
Indentifiable intangible assets (25 year life)	203,290
Other	13,193
Goodwill	274,834
Deferred tax liabilities	(63,000)
Totals	$542,000

The above allocation is preliminary with the final allocation to be based upon the September 30, 2010 balance sheet, the date of the closing.  Griffon is expecting to finalize the above adjustments with the filing of its 10-K with the exception of certain purchase price adjustments required to be completed by the end of November, 2010.

5.   Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; and Note 4. Assets Acquired and Liabilities Assumed.

Due to the immaterial nature of Westmix to Griffon, pro forma adjustments with respect to Westmix have been combined with ATT’s pro forma adjustments for ease of presentation.  Adjustments under the heading “Pro Forma Adjustments” represent the following:

a)              To adjust cost of goods and services for depreciation expense attributable to the fair value adjustment to ATT and Westmix property, plant and equipment acquired.

b)             To adjust for the amortization attributable to the fair value of intangible assets acquired; the adjustment to depreciation expense attributable to the fair value adjustment to property, plant and equipment acquired; and the removal of predecessor management fees and deal costs as follows:

	Year ended	Nine months ended
(in thousands)	9/30/09	6/30/10

Elimination of Ames amortization	$(1,214)	$(909)
Estimated amortization expense of trademarks ($127 million over a 25 year life)*	5,088	3,816
Depreciation adjustment for fair market value	(2,765)	(303)
Elimination of management fees	(3,431)	(2,468)
Deal costs	—	(1,301)
Totals	$(2,322)	$(1,165)

*ATT has a small concentration of large customers and a low customer turnover rate.

c)              To eliminate interest expense recorded by ATT and to recognize the cost of debt incurred by Griffon in connection with the acquisition of ATT as follows:

	Year ended	Nine months ended
(in thousands)	9/30/09	6/30/10
Elimination of Ames interest expense, net	$29,855	$20,220
Interest expense for new debt	(34,148)	(25,611)
Totals	$(4,293)	$(5,391)

d)             ATT recorded foreign exchange charges related to intercompany notes as such notes were deemed short-term in nature based on plans to repatriate cash.  Griffon considers the notes to be long term in nature based on Griffon’s assessment of cash needs and its intentions regarding repatriation of cash. As such, the related foreign exchange gains and losses have been reversed and treated as a component of equity.

e)              Griffon has estimated an incremental 35% tax rate in assessing the tax impact of the combination of ATT with Griffon.  The effective tax rate and tax accounts in the balance sheet of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including tax planning opportunities, cash repatriation decisions and geographic mix of income.

f)                To record the cash portion of the acquisition consideration of $168 million and to record the elimination of ATT’s cash as the acquisition was done on a cash free, debt free basis.

g)             To adjust acquired inventory to fair value. Griffon’s cost of sales will reflect the increased valuation of ATT’s inventory as the acquired inventory is sold which, for purposes of these unaudited pro forma condensed combined financial statements, is assumed to occur within the first year post-acquisition.  The estimate is derived by taking the expecting selling price of the inventory less costs to sell and a reasonable profit for the selling effort.

h)             To adjust property, plant and equipment to estimated fair value as follows:

As of
(in thousands)	6/30/10
Land and buildings	$18,648
Machinery and equipment	51,335
Construction-in-progress	3,240
Totals	$73,223

i)                 To adjust goodwill to acquisition-date goodwill.

j)                 To adjust intangible assets to estimated fair value, as follows:

As of
(in thousands)	6/30/10
Customer relationship	$127,200
Trademarks	76,090
Totals	$203,290

k)              To capitalize debt issuance costs incurred for the ATT acquisition.

l)                 To recognize the current portion of the long term debt incurred for the ATT acquisition.

m)           To eliminate ATT debt outstanding at the time of acquisition and recognize debt incurred in connection with the ATT acquisition.

In connection with the ATT acquisition, Clopay Ames True Temper Holding, Inc., a wholly-owned subsidiary of Griffon, entered into a $375 million secured term loan facility (“Term Loan”) and a new $125 million Asset Based Lending Agreement (“New ABL”), of which $25 million was drawn upon closing of the transaction.  ATT’s previous outstanding debt has been repurchased and/or redeemed in connection with the acquisition.  Interest on the Term loan accrues at a rate of 6.00% per annum above the Adjusted Eurodollar Rate, subject to a Eurodollar floor of 1.75%, or 5.00% per annum above the Base Rate; and the Interest on the New ABL, depending upon availability, accrues at rates ranging from 1.25% to 1.75% per annum above the Alternative Base Rate or 2.25% to 2.75% per annum above the Adjusted LIBO Rate.

n)             To record the deferred tax liability for the book value increase to fair value of amortizable intangibles, inventory and fixed assets, which are nondeductible for tax.

o)             To eliminate shareholders’ equity (deficit) of the acquired companies as of the date of the acquisition.

6.   Forward-looking Statements

These Unaudited Pro Forma Condensed Consolidated Financial Statements, including the notes thereto, may contain, or may be deemed to contain, forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including, without limitation, statements regarding Griffon’s, ATT’s or Westmix’s financial position, business strategy, benefits from the acquisition of ATT or Westmix, and the plans and objectives of Griffon’s management for future operations, are forward-looking statements.  Such statements relate to, among other things, income, earnings, cash flows, revenue, changes in operations, operating improvements, industries in which Griffon operates and the United States and global economies.  Statements included herein that are not historical are hereby identified as “forward-looking statements” and may be indicated by words or phrases such as “anticipates,” “supports,” “plans,” “projects,” “expects,” “believes,” “should,” “would,” “could,” “hope,” “forecast,” “management is of the opinion,” “may,” “will,” “estimates,” “intends,” “explores,” “opportunities,” the negative of these expressions, use of the future tense and similar words or phrases.  Such forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, among others: current economic conditions and uncertainties in the housing, credit and capital markets; Griffon’s ability to achieve expected savings from cost control, integration and disposal initiatives; the ability to identify and successfully consummate and integrate value-adding acquisition opportunities, including the acquisition of ATT; increasing competition and pricing pressures in the markets served by Griffon’s operating companies; the ability of Griffon’s operating companies to expand into new geographic and product markets and to anticipate and meet customer demands for new products and product enhancements and innovations; reduced military spending by the government on projects for which Griffon’s Telephonics Corporation supplies products; increases in the cost of raw materials such as resin and steel; changes in customer demand; political events that could impact the worldwide economy; a downgrade in Griffon’s credit ratings; changes in international economic conditions including interest rate and currency exchange fluctuations; the relative mix of products and services offered by Griffon’s businesses, which impacts margins and operating efficiencies; short-term capacity constraints or prolonged excess capacity; unforeseen developments in contingencies, such as litigation; unfavorable results of government agency contract audits of Griffon’s subsidiary, Telephonics Corporation; Griffon’s ability to adequately protect and maintain the validity of patent and other intellectual property rights; the cyclical nature of the businesses of certain Griffon’s operating companies; and possible terrorist threats and actions and their impact on the global economy.  Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date made.  Griffon undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.